                                                                   Exhibit 10.17
                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (the "Agreement") is effective as of October 1, 1996, and is made by and between HEALTHCARE FINANCIAL PARTNERS, INC., a Delaware corporation (the "Corporation") (formerly known as HEALTHPARTNERS FINANCIAL CORPORATION), and STEVEN I. SILVER ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     A. Employee is a consultant currently providing marketing and systems analysis services to the Corporation pursuant to a marketing services agreement between Employee and the Corporation dated November 1, 1995 (the "Marketing Services Agreement") and possesses an intimate knowledge of the business and affairs of the Corporation.

     B. The Corporation recognizes Employee's contribution to the growth and success of the Corporation and desires to assure to the Corporation the continued benefits of Employee's expertise and knowledge by terminating the Marketing Services Agreement and hiring Employee as a full-time employee of the Corporation on the terms provided in this Agreement.

     C. Employee desires to terminate the Marketing Services Agreement and commence full-time employment with the Corporation on the terms provided in this Agreement.

     D. The Corporation and Employee recognize that Employee's knowledge of the business and affairs of the Corporation make it necessary to have certain restrictions on Employee's right to engage in activities that may be detrimental to the Corporation.

     NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and representations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Full-Time Employment of Employee.
        --------------------------------

          1.1  Duties and Status
               -----------------

          (a) The Corporation hereby engages Employee as a full-time executive employee for the period specified in paragraph 4 (the "Employment Period"), and Employee accepts the employment, on the terms and conditions set forth in this Agreement. During the Employment Period, Employee shall, subject at all times to the direction and review of the President of the Corporation or his designee (hereinafter the "President") develop and implement all advertising and promotion campaigns, develop and coordinate a broker network, coordinate all sales and marketing efforts, and hire and supervise all sales persons (including telemarketers) employed or retained by the Corporation, and be entitled to exercise such authority and perform such duties as are commensurate with the authority exercised and duties performed by a sales and marketing director. Upon the termination of that certain adversary proceeding involving Employee and his former employer, Towers Financial Corporation, the Corporation shall cause Employee to be elected an officer of the Company in the position of Vice President of Marketing.

          (b) During the Employment Period, Employee shall (i) devote his full time and efforts to the business of the Corporation and its affiliates and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation or any other activity which, in the judgment of the President, competes, conflicts or interferes with the performance of his duties hereunder in any way, and (ii) accept and perform any and all other duties assigned to him by the President, provided that the performance of such duties shall not be inconsistent with the scope of the duties provided for in subparagraph (a) of this paragraph 1.1.

          (c) The primary location from which Employee shall be required to perform the services and duties provided for in paragraph (a) of this paragraph
1.1 shall be at the Corporation's main office in Chevy Chase, Maryland or such other location in the greater Washington metropolitan area as the Corporation may designate.

          1.2  Compensation and General Benefits.  As compensation for his
               ---------------------------------
services under this Agreement, Employee shall be compensated as follows:

          (a) Beginning on the date of this Agreement, the Corporation shall pay Employee an annual salary of $125,000. Beginning on January 1, 1998, and on each January 1 thereafter during the employment period, the Corporation shall pay Employee an annual salary that is not less than the greater of (i) $135,000 or (ii) any subsequently established higher annual base salary, in either case increased annually by not less than 50% of the annual increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W), Washington, D.C. All Items (1967-100) published by the Bureau of Labor Statistics, U.S. Department of Labor or any comparable successor index. The salary shall be payable in periodic equal installments that are no less frequent than the periodic salary installments paid to employees of the Corporation generally.

          (b) Employee shall be eligible to participate in those profit-sharing, stock option, bonus, incentive and performance award programs as are in effect and are available to officers of comparable rank. Notwithstanding the foregoing, however, nothing in this Employment Agreement shall preclude the Corporation's Board of Directors (the "Board") from (i) providing special benefits or making awards to other employees for meritorious service by them, which benefits or awards are in excess of those granted to Employee, and (ii) discontinuing any plan or program at any time that the Board determines that the discontinuance is in the best interests of the Corporation. Employee will be reimbursed for any expenses incurred on behalf of the Corporation.

          (c) Beginning on December 31, 1996, and on the last day of each calendar quarter thereafter during the term of this Agreement, Employee shall be paid a bonus of $12,500. At the request of Employee, the bonus shall be paid in periodic equal installments that are no less frequent than the periodic installments relating to employees of the Corporation generally. Employee shall also be entitled to receive an annual bonus at the discretion of the Board based upon the Corporation's general performance, and the specific performance of the Corporation's marketing efforts.

          (d) Employee shall be entitled to receive and obtain the benefit of those employee benefits (including, without limitation, pension and supplemental retirement plans and programs, disability insurance, group and other life insurance programs, sickness, accident and health insurance programs) and those perquisites provided by the Corporation to executives with comparable authority or duties (and, in any event, not less than those provided to executives with junior authority or duties); provided, however, that nothing in this Agreement shall preclude the Board from discontinuing any plan or program at any time that the Board determines that the discontinuance is in the best interests of the Corporation.

               (e) Employee shall be entitled to receive three (3) weeks vacation during each year.

     2.   Competition; Confidential Information.
          -------------------------------------

          2.1  Employee's Access to Confidential and Proprietary Information.
               --------------------------------------------------------------

          (a) Employee and the Corporation acknowledge and recognize that due to the nature of Employee's prior association with the Corporation, its subsidiaries and its affiliates and his duties and responsibilities under this Agreement, and due to the relationship of Employee to the Corporation and its affiliates, both in the past as a consultant and in the future under this Agreement, Employee has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential and proprietary information relating to the business and operations of the HCFP Companies (as defined in paragraph 2.2(c) below) and their affiliates, including, without limiting the generality of the foregoing, information with respect to present and proposed projects, transactions completed and under negotiation, financing and sales and marketing methods.

          (b) Employee acknowledges that confidential and proprietary information has been and will continue to be of vital importance to the business of the HCFP Companies and their affiliates and that disclosure of that information to or use of that information by others could cause substantial loss to the Corporation.

          (c) Employee and the Corporation acknowledge and recognize that an important part of Employee's duties will be to develop good will for the HCFP Companies and their affiliates through his personal contact with customers, agents and others having business relationships with the HCFP Companies and their affiliates, and that there is a danger that this good will, a proprietary asset of the HCFP Companies and their affiliates, may follow Employee if and when his relationship with the Corporation is terminated.

          (d) Employee and the Corporation acknowledge and agree that these circumstances require that Employee agree to certain non-competition terms.

          2.2  Non-Competition and Non-Solicitation.
               ------------------------------------

          (a) For purposes of this Agreement, the "Non-Competition Period" shall include (i) the Employment Period (as defined in paragraph 4.1 of this Agreement), and (ii) the twelve (12) months immediately following the termination of Employee's employment with the Corporation pursuant to paragraph 4.2(a) and (b) of this Agreement. The term "Territory" shall include all states of the United States, the District of Columbia, and all United States territories and possessions.

          (b) For purposes of this Agreement, the term "compete" shall mean to engage in any sales and marketing efforts to obtain financing for any "small- to medium-size health care company, " the term "small- to medium-size health care company" means a health care company with annual revenues up to and including $250 million. and the term "business of the HCFP Companies" means engaging in any and all financing, management, consulting, or advisory activities directed to the small-to-medium size health care company market.

          (c) For purposes of this Agreement, the term "HCFP Companies" shall mean and include the Corporation, HCFP Funding, Inc., a Delaware corporation, and any other corporations, partnerships, limited liability companies, firms, associations or other entities in which the Corporation has (directly or indirectly) a more than fifty percent (50%) equity ownership interest.

          (d) During the Non-Competition Period, Employee will not, directly or indirectly, either individually or as owner, partner, agent, joint venturer, independent contractor, shareholder, security holder, employee, consultant or otherwise, except for the account of and on behalf of the HCFP Companies or their affiliates, compete with the HCFP Companies or any of their affiliates in any manner whatsoever within the Territory. This prohibition, however, shall apply only if Employee's employment is terminated pursuant to paragraphs (a) or
(b) of paragraph 4.2 of this Agreement. During the Employment Period, Employee shall report and make available to the HCFP Companies in a prompt and timely manner all business opportunities which are within the scope of the business of the HCFP Companies or their affiliates and which become available to Employee or of which he has knowledge.

          (e) During the Non-Competition Period, Employee will not, directly or indirectly, either individually or as owner, partner, agent, joint venturer, independent contractor, shareholder, security holder, employee, consultant or otherwise (except during the Employment

Period for the account and on behalf of the HCFP Companies or their affiliates), solicit, attempt to solicit or otherwise engage the services of, or become associated in any business that may compete with the HCFP Companies or their subsidiaries or affiliates, with any person who was an employee, officer or director of the HCFP Companies or any of their affiliates during the 12 months preceding the date Employee's employment with the Corporation was terminated.

          (f) Anything in this Agreement to the contrary notwithstanding, nothing in this paragraph 2.2 shall be construed to prevent Employee from owning, as an investment, not more than 1% of a class of equity securities issued by any company that competes with the HCFP Companies or their affiliates and that is publicly traded and has a class of securities registered under paragraph 12 of the Securities Exchange Act of 1934.

          2.3  Trade Secrets.  Employee will keep confidential any trade secrets
               -------------
or confidential or proprietary information of the HCFP Companies and their affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Corporation and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the HCFP Companies and their affiliates during and at all times after the expiration of the Employment Period. For purposes of this Agreement, "trade secrets or confidential proprietary information" means information unique to the HCFP Companies or any of their affiliates which has a significant business purpose and is not known or generally available from sources outside the HCFP Companies or any of their affiliates or typical of industry practice (excluding information obtained and professional relationships developed by Employee prior to his association with the Corporation on November 1, 1995).

     3.   The Corporation's Remedies for Breach.  It is recognized that damages
          -------------------------------------
in the event of a breach of paragraph 2 by Employee would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Corporation, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and Employee hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Corporation may have.

     4.   Employment Period.
          -----------------

          4.1  Duration and Extension.  The employment period of Employee (the
               ----------------------
"Employment Period") shall begin on the date of this Agreement and shall continue until the earliest of (i) the close of business on the day immediately preceding the third anniversary of the date of this Agreement, (ii) Employee's normal retirement date under the Corporation's retirement plan as in effect on the date of this Agreement ("Normal Retirement Date"), (iii) the death or Total Disability of Employee, or (iv) an earlier termination pursuant to paragraph 4.2 of this Agreement. Following the termination of the Employment Period, the Corporation shall have no further obligation to Employee.

          4.2  Termination of Employment.
               -------------------------

          (a) Employee may terminate his employment under this Agreement upon 30 days prior written notice to the Corporation. During the 30-day period following Employee's notice of termination, and if so requested by the Corporation, Employee will perform his regular duties and, in addition, will perform those consulting services that may be requested by the Corporation to assist in the orderly transition of Employee's duties to another person or persons and/or to assist in the training of Employee's replacement.

          (b) The Corporation may immediately terminate the employment of Employee for Cause upon written notice to Employee of the termination ("Notice of Termination for Cause"). Upon the termination of Employee for Cause, the Corporation will have no further obligation to Employee except for payment of all accrued salary and benefits up to the date of termination.

          (c) If the Corporation terminates Employee's employment without Cause, Employee shall be entitled to continue to receive compensation and benefits as provided in paragraph 1.2 of this Agreement for a period of one year following the date of the termination.

          (d) The employment of Employee will be automatically terminated by his death or Total Disability. If Employee dies or suffers a Total Disability while this Agreement is in effect, the Corporation will pay to Employee's spouse (or if he is not married at the time of his death, to his estate) compensation under paragraph 1.2 as would be accrued through the end of the month in which his employment terminated.

          4.3  Return of the Corporation's Property.  Employee authorizes the
               ------------------------------------
Corporation to withhold any amounts due to him until all property of the Corporation entrusted to Employee by the Corporation at any time during his employment has been returned to The Corporation. Employee authorizes the Corporation to deduct from any amounts otherwise due to him, an amount equal to any outstanding advances made by the Corporation to him or on his behalf, any obligations he incurred for which he is responsible, and any amounts otherwise owed by him to the Corporation.

          4.4  Definitions.  The following words shall have the specified
               -----------
meanings when used in the paragraphs specified:

          (a) In this Agreement, the term "Cause" means an action or failure to act by Employee constituting (i) fraud, misappropriation or intentional material damage to the property or business of the Corporation, the commission of an act of deliberate and material dishonesty, commission of a crime resulting in a fine of $10,000 or more and/or imprisonment of six months or more, or causing the Corporation to commit such a crime; or (ii) continuance of willful and repeated failure by Employee to perform his duties in compliance with this Agreement after written notice to Employee by the President specifying the failure and the failure to cure the deficient performance within 30 days after receipt of the written notice.

          (b) In this Agreement, the term "Total Disability" means any incapacity, injury, illness or other physical or mental condition of Employee that, in the opinion of a physician selected by the Corporation, results in the inability of Employee, for a period of six months or more during any twelve month period, to perform substantially the duties performed or required to be performed by Employee under this Agreement before the disability.

     5.   Marketing Service Agreement; The Option
          ---------------------------------------

          (a) Termination of Marketing Service Agreement.  Beginning on the date
              ------------------------------------------
of this Agreement, except as is expressly provided in this paragraph 5, Employee and HealthPartners Funding Limited Partnership, a Delaware Limited Partnership (the "Partnership") that is an affiliate of the Corporation, hereby terminate the Marketing Services Agreement. The Partnership joins in the execution of this Agreement solely for the purposes of this paragraph 5. The Corporation expressly ratifies the grant of options to Employee pursuant to paragraph 1.3(a) of the Marketing Services Agreement (the "Option"), and, to the extent any portion of the Option is unexercised as of the date of this Agreement, Employee shall continue to hold the Option in accordance with the terms of this paragraph 5.

          (b) Reservation of Stock.  The Corporation shall reserve and keep
              --------------------
available the number of shares that will satisfy the requirements of the Option. Appropriate adjustment shall be made to the number of shares subject to the Option to give effect to any stock splits, subdivisions, combinations or stock dividends occurring after the effective date of the Marketing Services Agreement, so that immediately after the distribution date of the stock dividend or the effective date of the subdivision, stock split or combination, as the case may be, Employee shall be entitled to purchase the number of shares that he would have held after the stock dividend, subdivision, stock split or combination, as the case may be, at the total price he would have paid for the shares if he had exercised the Option immediately before the event. The decision of the Board as to the amount and timing of any adjustment shall be binding and conclusive on all parties.

          (c) Reorganization; Reclassification.  If at anytime following the
              --------------------------------
effective date of the Marketing Services Agreement, any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that the then holders of capital stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their capital stock, then, as a condition of the reorganization or reclassification, lawful and adequate provisions shall be made that grant Employee the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Option and in lieu of the shares purchasable immediately before and receivable upon the exercise of the Option, the shares of stock, securities or assets that may be issued or payable with respect to or in exchange for a number of outstanding shares equal in value to the outstanding shares purchasable immediately before and receivable upon the exercise of the Option. In any such case, appropriate provision shall be made with respect to the rights and interests of Employee to the end that the provisions of this Agreement (including, without limitation, to the extent provided in this Agreement and in the Marketing Services Agreement, provisions for adjustments of the number of shares purchasable and receivable upon the exercise of the Option) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the Option.

          (d) Notice of Adjustment.  The Corporation shall give notice to
              --------------------
Employee as soon as practicable after any adjustment of the exercise price or of the number of shares purchasable upon exercise of the Option. The notice shall state the exercise price resulting from the adjustment and the increase or decrease, if any, in the number of shares purchasable at that price upon the exercise of the Option, setting forth in reasonable detail the method of calculation and the facts upon which the calculation is made.

          (e)  Sale of the Corporation.
               -----------------------

               (i) Definitions.  As used in the Option, the following terms
                   -----------
shall have the meaning set forth below:

                    (A) "Sale of the Corporation" shall mean a transaction in
                        which an Independent Third Party or a group of Independent Third Parties acquires (1) all of the issued and outstanding capital stock of the Corporation, whether by merger, consolidation or sale or transfer of stock, or (2) all or substantially all of the Corporation's assets.

                    (B) "Independent Third Party" shall mean any person or
                        entity who, immediately before the contemplated transaction, does not own in excess of 5% of the Corporation's common stock on a fully diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any 5% Owner, and who is not a family member of any 5% Owner.


          (ii) Sale of  the Corporation.  In the event of any Sale of the
               ------------------------
Corporation, Employee shall be obligated to exercise the Option and sell the shares of common stock in connection with the Sale of the Corporation, except that in lieu of exercising the Option, Employee shall be entitled to surrender the Option back to the Corporation.

          (f) Notices of Stock Dividends, Redemptions, Subscriptions,
              -------------------------------------------------------
Reclassifications, Consolidations, Mergers, etc.  If, at any time: (i) the
------------------------------------------------
Corporation shall declare a dividend on its common stock; (ii) the Corporation shall authorize the granting to the holders of its common stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganizations, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be filed a registration statement pursuant to the Securities Act of 1933, as amended; or
(v) there shall be a redemption or repurchase in excess of an aggregate of $1,000,000 in one transaction of the Corporation's equity securities; or (vi) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation (items (i) through (vi) above are referred to as "Notice Events"); then, at least ten (10) days before the applicable record date specified below or, in the absence of a record date, the date the Notice Event is expected to become effective, the Corporation shall deliver notice to Employee summarizing the Notice Event and stating, as applicable, the record date (or if a record is not taken the date as of which the rights of the shareholders of record are to be determined) the date on which the Notice Event is expected to become effective, and, if applicable, the date as of which it is expected the holders of capital stock of record shall be entitled to effect any change of their capital stock for cash, securities or other property deliverable upon the Notice Event.

          (g) Exercise Period.  The Option will expire on October 31, 2005.
              ---------------

          (h) Limitation Upon Transfer of Option.  The Option may not be
              ----------------------------------
assigned (except by will or intestacy), pledged or hypothecated, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer the Option, or to assign, pledge, hypothecate or otherwise dispose of the Option in violation of this provision, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately lapse and become null and void.

          (i) Termination and Forfeiture of Option.  If Employee's employment
              ------------------------------------
under this Agreement is terminated by the Corporation without Cause, any unexercised portion of the Option of Employee will terminate, be forfeited and will lapse unless it is exercised by Employee by October 31, 2005. If Employee's employment under this Agreement is terminated pursuant to paragraph 4.2(a) or (b) of this Agreement, any unexercised portion of the Option shall immediately terminate and be null and void, and the Corporation shall have the right, but not the obligation, to purchase from Employee all shares of stock then held by Employee as a result of the exercise of the Option at a price equal to the Option price for the shares, provided, however, (A) if the termination
                                    ------------------
occurs on or after October 1, 1996 but before October 1, 1997, Employee shall be entitled to retain a total of one-third (1/3) of such shares and unexercised portion of the Option, (B) if the termination occurs on or after October 1, 1997 but before October 1, 1998, Employee shall be permitted to retain a total of two-thirds of such shares and unexercised portion of the Option, and (C) if the termination occurs after October 1, 1998, Employee shall be entitled to retain all of such shares and/or Options under the same terms as if this Agreement were terminated without Cause. The Corporation may exercise its rights under this paragraph 5(i) by giving Employee written notice, specifying the number of shares to be purchased, the purchase price, the closing date and the location of the closing, within ninety (90) days of the Notice of Termination for Cause.

          (j) Exercise of Options.  To exercise an Option, Employee shall give
              -------------------
written notice to the Corporation's Secretary, substantially in the form of Exhibit A to this Agreement, at the Corporation's principal place of business, accompanied by full payment for the shares and such written evidence as the Corporation may reasonably require that Employee is purchasing the shares for investment purposes and not with a view toward distribution. A statement as to Employee's investment purpose will not be required, however, if the shares underlying the Option are registered under the Securities Act of 1933, as amended.

          (k) Manner of Payment.  Employee may pay the Option price for the
              -----------------
shares being purchased upon exercise of an Option (i) by delivering cash or a check made payable to the order of the Corporation, (ii) by delivering shares of the Corporation's common stock, to the extent the Fair Market Value of the shares on the date of exercise of the Option equals the Option price for the shares being purchased, (iii) by surrendering to the Corporation Options to purchase shares, to the extent the difference between the exercise price of the Options and the market price of the underlying shares (the "spread") or (iv) by complying with a combination of (i), (ii) and (iii) above. The Corporation shall have the right to withhold and deduct from the number of shares deliverable upon the exercise of any Option a number of shares having an aggregate Fair Market Value equal to the amount of any taxes and other charges that the Corporation is obligated to withhold or deduct from amounts payable to Employee.

          (l) Fair Market Value.  If shares of the Corporation's common stock
              -----------------
are not listed and actively traded on any established national securities exchange, the "Fair Market Value" per share as of any particular date shall be determined by the Board. If the shares are so listed and actively traded, the "Fair Market Value" per share as of any particular date shall be the closing price per share on the trading day immediately preceding that date on the national securities exchange on which the shares are listed on that date.

          (m) Share Certificates.  Certificates representing shares that have
              ------------------
been issued pursuant to the exercise of the Option and that have not been registered under the Securities Act of 1933 shall bear a legend to the following effect:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged or transferred unless registered under the provisions of that Act or unless an opinion of counsel is delivered to the Corporation, from counsel acceptable to the Corporation, stating that an exemption from registration is available."

     The Corporation shall not be required to transfer or deliver any certificate or certificates for shares purchased upon any exercise of an Option until after compliance with all then applicable requirements of law.

          (n) Registration.  If the Corporation shall be advised by its counsel
              ------------
that shares deliverable upon any exercise of an Option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for their issuance, the Corporation may effect the registration or obtain the consent; delivery of the shares by the Corporation may be deferred until the registration is effected or the consent obtained. The Corporation agrees that Employee shall have registration rights pari passu with those that may be obtained by the existing executive officers of the Corporation.

          (o) Issuance of Shares.  No shares will be issued until full payment
              ------------------
for the shares has been made. Employee shall have no rights as a shareholder with respect to shares underlying the Options until the date an Option shall have been properly exercised and all conditions to the exercise of the Option and purchase of the shares shall have been complied with in all respects, to the satisfaction of the Corporation. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is before the date the Option is exercised, except as otherwise provided in this Agreement.

          (p) Survival of Paragraph 5.  Notwithstanding anything to the contrary
              -----------------------
in this Agreement, this paragraph 5 shall survive the termination of this Agreement.

     6.   Notices.  Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and personally delivered or sent by registered or certified mail to Employee at the last address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

     7.   Binding Agreement.  This Agreement shall be effective as of the date
          -----------------
first above written and shall be binding upon and inure to the benefit of Employee, his executors, administrators and personal representatives. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Corporation. Notwithstanding the foregoing, this Agreement may not be assigned by the Corporation without the consent of Employee and, in the case of a successor by transfer of all or substantially all of the assets of the Corporation, or any other successor in which the Corporation does not cease to exist by operation of the transaction in question as a matter of law, the Corporation shall not be relieved of its obligations under this Agreement.

     8.   Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
of Employee and the Corporation with respect to its subject matter hereof and supersedes any and all prior understandings, whether written or oral. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

     9.   Separability.  Should any provision of this Agreement be deemed
          -------------
invalid or unenforceable as contrary to applicable law, the parties agree that such provision shall automatically be deemed to be reformed as to be consistent with applicable law.

     10.  Governing Law.   This Agreement shall be governed by the laws of the
          --------------
State of Maryland, without regard to conflict or choice of laws.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ATTEST:                                 THE CORPORATION:

                                        HEALTHCARE FINANCIAL PARTNERS, INC.
                                        a Delaware corporation


Edward P. Nordberg, Jr.                 By:  Ethan D. Leder
-------------------------------              ----------------------------------
Secretary                               Name: Ethan D. Leder
                                        Its: Executive Vice President


WITNESS:                                EMPLOYEE:


Michelle Robinson                       Steven I. Silver
----------------------------------      ---------------------------------------
                                        Steven I.  Silver


                                        PARTNERSHIP:
                                        (As to paragraph 5 of the Agreement)

                                        By:   HEALTHCARE FINANCIAL
                                              PARTNERS, INC.
                                              a Delaware corporation
                                              as successor-in-interest to
                                              HEALTHPARTNERS FUNDING
                                              LIMITED PARTNERSHIP,
                                              a Delaware limited partnership


                                        By: Edward P. Nordberg, Jr.
                                            -----------------------------------
                                        Name: Edward P. Nordberg, Jr.
                                        Its: Secretary

                                   EXHIBIT A
                                   ---------

                                Date:
                                     ---------

Corporate Secretary
HealthCare Financial Partners, Inc.

To the Secretary:

     I hereby exercise my option to purchase             shares of common stock,
                                             -----------
par value $.01 per share ("Shares"), of HealthCare Financial Partners, Inc. in accordance with the terms set forth in the Employment Agreement with Steven I. Silver dated as of October 1, 1996.

     In full payment for the exercise, please find enclosed:

     [ ]   check in the amount of $
                                   -------------------

     [ ]   Shares having a Fair Market Value of $
                                                 --------------------

     [ ]   Options bearing an exercise price of $               , to purchase
                                                 ---------------
                Shares having a Fair Market Value of $            , resulting in
          -----                                       ------------
          a "spread" of $            .
                         ------------

     I authorize the Corporation to withhold a number of Shares equal to any withholding obligation applicable to me.

                                    Very truly yours,



                                    ---------------------------------

                                    ---------------------------------
                                         Print Name